Exhibit 10.2

OMNIBUS AMENDMENT TO AWARD AGREEMENTS UNDER THE COPART, INC. 2007 EQUITY INCENTIVE PLAN

This Omnibus Amendment (this “Amendment”) to the Stock Option Award Agreement, dated as of March 9, 2021 (the “2021 Stock Option Award Agreement”), the Stock Option Award Agreement, dated as of April 1, 2022 (the “2022 Stock Option Award Agreement,” and together with the 2021 Stock Option Award Agreement, the “Stock Option Award Agreements”) and the Restricted Stock Unit Award Agreement, dated as of April 1, 2022 (the “RSU Award Agreement”, and collectively with the Stock Option Award Agreements, the “Award Agreements”) under the Copart, Inc. 2007 Equity Incentive Plan, as amended and restated (as may be further amended or amended and restated from time to time, the “Plan”), in each case, by and between Copart, Inc., a Delaware corporation (the “Company”), and Jeffrey Liaw (the “Participant”), is made effective as of June 25, 2026. Capitalized terms not defined herein have the meaning ascribed thereto in the Plan or the Award Agreements.

WHEREAS, the Company has granted Stock Options and an Award of Restricted Stock Units to the Participant pursuant to the Award Agreements and the Plan;

WHEREAS, the 2022 Stock Option Award Agreement is subject to a performance-based condition providing that none of the Shares subject to the Option that otherwise become eligible to be exercised after having satisfied the Service-Based Vesting schedule may be exercised unless the trading price per Share at the time of exercise, as quoted on NASDAQ, equals or exceeds one hundred twenty-five percent (125%) of the Exercise Price (the “Stock Price Goal”);

WHEREAS, the Company and the Participant understand and acknowledge that, while not expressly memorialized in the 2021 Stock Option Award Agreement the Option granted pursuant to the 2021 Stock Option Award Agreement is also subject to the Stock Price Goal;

WHEREAS, pursuant to, and subject to the terms of the Plan, the Committee may amend the terms of the Award Agreements; and

NOW THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	Amendment to Award Agreements; Waiver.

a) The 2022 Stock Option Award Agreement is hereby amended to remove the Stock Price Goal and the Company hereby waives the Stock Price Goal with respect to the 2021 Stock Option Award Agreement. For the avoidance of doubt, following the effectiveness of this Amendment, the Options shall be exercisable, subject to and in accordance with the terms of the Stock Option Award Agreements and the Plan, solely in accordance with the Service-Based Vesting schedule set forth in the Notice of Stock Option Grant, without the requirement that the trading price per Share satisfy any stock price condition or other performance-based condition.

b) The RSU Award Agreement is hereby amended by deleting the section entitled “Holding Period” from the Notice of Restricted Stock Unit Grant in its entirety, which is hereby deleted and shall be of no further force or effect. For the avoidance of doubt, following the effectiveness of this Amendment, Shares acquired upon the settlement of Restricted Stock Units under the RSU Award Agreement shall not be subject to any restriction on sale, assignment, transfer, or pledge imposed by or arising from the former Holding Period.

2.	Miscellaneous.

a) Effect on Award Agreements. Except as specifically amended by this Amendment, the Award Agreements shall remain in full force and effect and are hereby ratified and confirmed.

b) Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Texas applicable to agreements made and to be performed wholly within the State of Texas.

c) Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the content of any such Section.

d) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

e) Amendments. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

f) Condition to Effectiveness. Notwithstanding anything to the contrary herein, this Amendment shall become effective upon the expiration of the Participant’s applicable revocation period under the Transition and Separation Agreement between the Participant and the Company, dated as of June 25, 2026 (the “Separation Agreement”), without prior revocation thereof by the Participant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COPART, INC.

By:	/s/ Leah Stearns
Name:	Leah Stearns
Title:	Chief Financial Officer

PARTICIPANT

/s/ Jeffrey Liaw
Jeffrey Liaw